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                                                                    EXHIBIT 23.2

                         GRIFFIN FINANCIAL GROUP, LLC.

                                 April 14, 2003

Board of Directors
Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey 08534

Directors:

         We hereby consent to the inclusion of our appraisal of the estimated pro forma market value of Mercer Mutual Insurance Company on a consolidated basis as a subsidiary of Mercer Insurance Group, Inc. and the letter dated ____, 2003 regarding the value of the subscription rights being granted in the conversion as exhibits to the Mercer Insurance Group, Inc. Form S-1 Registration Statement, the publication of the summary of its appraisal and the subscription rights valuation in the prospectus that forms a part of the Registration Statement, and the use of our name and the statements with respect to it appearing in the prospectus.

                                               Sincerely,

                                               /s/ Griffin Financial Group, LLC.

                                               GRIFFIN FINANCIAL GROUP, LLC.